Exhibit 99.1

LiveVox Announces Fourth Quarter and Full Year 2021 Financial Results
Q4 total revenue year-over-year growth of 13.3% to $31.9 million; full year total revenue growth of 16.3% to $119.2 million
Q4 contract revenue year-over-year growth of 21.3% to $24.3 million; full year contract revenue growth of 25.9% to $90.5 million

SAN FRANCISCO, CA – March 10, 2022 - LiveVox Holdings, Inc. (“LiveVox” or the “Company”) (NASDAQ: LVOX), a leading global enterprise cloud communications company, today announced financial results for the fourth quarter and full year ended December 31, 2021.

“We achieved another quarter of record total revenue at $31.9 million and record full year total revenue of $119.2 million, both of which were at the high end of our guidance range. I am incredibly proud of how this team performed to close out our first year as a public company and thrilled that we welcomed 166 new members to our team in the same period,” said Louis Summe, CEO. “2021 was a year of significant investments, and we are already starting to see these bearing positive results with bookings up 31% year-over-year. A significant milestone was moving all of our customers to the public cloud, which substantially reduces our technical debt and positions us for increased R&D efficiency and reliability. We also started our channel efforts from scratch, going from zero channel partners to six in the year, which we believe will generate a solid pipeline of new bookings going forward. I believe our blended inbound and outbound omnichannel approach, on a secure and reliable public cloud platform, will generate a significant competitive advantage over our peers.”

Fourth Quarter 2021 Financial Highlights
•Revenue1: Total revenue was $31.9 million for the fourth quarter of 2021, up 13.3% compared to $28.1 million for the fourth quarter of 2020.
•Contract Revenue: Contract revenue was $24.3 million for the fourth quarter of 2021, up 21.3% compared to $20.1 million for the fourth quarter of 2020.
•Gross Profit: Gross profit was $17.5 million for the fourth quarter of 2021, down 2.3% compared to $17.9 million for the fourth quarter of 2020.
•Non-GAAP Gross Profit* and Non-GAAP Gross Margin*: Non-GAAP gross profit was $18.8 million for the fourth quarter of 2021, down 0.8% compared to $19.0 million for the fourth quarter of 2020; Non-GAAP gross margin was 59.0% for the fourth quarter of 2021 after adjusting for stock-based compensation
1 Total revenue is comprised of recurring subscription revenue and implementation revenue. Subscription revenue is comprised of contract revenue (revenue derived from usage committed under contract) and excess usage revenue (revenue derived from usage amounts higher than the minimum usage under contract).

associated with restricted stock units and performance-based restricted stock units granted under the 2021 Equity Incentive Plan and depreciation and amortization, compared to 67.4% for the fourth quarter of 2020.
•Net loss: Net loss was $11.8 million for the fourth quarter of 2021, compared to net loss of $0.2 million for the fourth quarter of 2020.
•Adjusted EBITDA*: Adjusted EBITDA loss was $7.0 million for the fourth quarter of 2021, compared to Adjusted EBITDA income of $3.5 million for the fourth quarter of 2020.

Full Year 2021 Financial Highlights
•Revenue: Total revenue was $119.2 million for the full year 2021, up 16.3% compared to $102.5 million for the full year 2020.
•Contract Revenue: Contract revenue was $90.5 million for the full year 2021, up 25.9% compared to $71.9 million for the full year 2020.
•Gross Profit: Gross profit was $58.6 million for the full year 2021, down 7.1% compared to $63.1 million for the full year 2020.
•Non-GAAP Gross Profit* and Non-GAAP Gross Margin*: Non-GAAP gross profit was $72.6 million for the full year 2021, up 8.2% compared to $67.1 million for the full year 2020; Non-GAAP gross margin was 60.9% for the full year 2021 after adjusting for stock-based compensation, depreciation and amortization and long-term incentive compensation triggered by the closing of the merger with Crescent Acquisition Corp. during the year, compared to 65.4% for the full year 2020.
•Net loss: Net loss was $103.2 million for the full year 2021, compared to net loss of $4.6 million for the full year 2020.
•Adjusted EBITDA*: Adjusted EBITDA loss was $16.0 million for the full year 2021, compared to Adjusted EBITDA income of $8.5 million for the full year 2020.
* Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.

Business Outlook
In determining the financial guidance to provide to investors, the Company considered its recent business trends and financial results, current growth plans, strategic initiatives, global economic outlook and the continued uncertainty of COVID-19 and its potential impact on the Company’s results. LiveVox emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.

As such, LiveVox is providing guidance for its first quarter and full year 2022 as follows:

•First Quarter 2022 Guidance:

◦Total revenue is expected to be in the range of $31.1 million to $32.1 million, representing growth of 11% to 15% year-over-year.
◦Contract revenue is expected to be in the range of $24.4 million to $24.9 million, representing growth of 18% to 20% year-over-year.
◦Excess usage revenue is expected to be in the range of $6.7 million to $7.2 million, representing a decrease of 7% to flat year-over-year.
◦Adjusted EBITDA loss is expected to be in the range of $8.7 million to $7.7 million.

•Full Year 2022 Guidance:
◦Total revenue is now expected to be in the range of $140 million to $142 million, representing growth of 17% to 19% year-over-year.
◦Contract revenue is now expected to be in the range of $109 million to $111 million, representing growth of 20% to 23% year-over-year.
◦Excess usage revenue is expected to be in the range of $29 million to $34 million, representing a growth of 1% to 18% year-over-year.
◦Adjusted EBITDA loss is expected to be in the range of $24 million to $26 million.

Quarterly Conference Call
LiveVox will host a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for the full year and fourth quarter ended December 31, 2021. To access this call, dial 855-327-6837 for the U.S. or Canada, or 631-891-4304 for callers outside the U.S. or Canada. A live webcast of the conference call will be accessible from the Investors section of LiveVox’s website, and a recording will be archived. An audio replay of this conference call will also be available through March 24, 2022, by dialing 844-512-2921 for the U.S. or Canada (or 412-317-6671 for callers outside the U.S. or Canada) and entering passcode 10017859.

About LiveVox Inc.
LiveVox (NASDAQ: LVOX) is a next-generation contact center platform that powers more than 14 billion interactions a year. By seamlessly integrating omnichannel communications, CRM, AI, and WFO capabilities, the Company’s technology delivers an exceptional agent and customer experience while reducing compliance risk. With 20 years of cloud experience and expertise, LiveVox’s CCaaS 2.0 platform is at the forefront of cloud contact center innovation. The Company has approximately 650 global employees and is headquartered in San Francisco, with offices in Atlanta, Columbus, Denver, New York City, St. Louis, Medellin (Colombia) and Bangalore (India). For more information visit: http://www.livevox.com

Forward-Looking Statements
Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "would," "should," "future," "propose," "target," "goal," "objective," "outlook" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to expected bookings, expected revenue and annual recurring revenue from contracts, growth expectations, and future financial results, including guidance. These statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LiveVox’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. LiveVox assumes no obligation to update or revise any such forward-looking statements except as required by law.

Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the business combination with Crescent Acquisition Corp.; costs related to the recently completed business combination with Crescent Acquisition Corp.; LiveVox’s ability to manage growth; LiveVox’s ability to execute its business plan and meet its projections; potential litigation involving LiveVox; changes in applicable laws or regulations; the possibility that LiveVox may be adversely affected by other economic, business, and competitive factors; the impact of the continuing COVID-19 pandemic on LiveVox’s business as well as those factors described in the "Risk Factors" section of our filings with the Securities and Exchange Commission ("SEC").

The information contained in this press release is summary information that is intended to be considered in the context of LiveVox’s SEC filings and other public announcements that LiveVox may make, by press release or otherwise, from time to time. LiveVox also uses its website to distribute company information, including performance information, and such information may be deemed material. Accordingly, investors should monitor LiveVox’s website (http://www.livevox.com). LiveVox undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. These materials contain information about LiveVox and its affiliates and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of LiveVox or information about the market, as indicative of future results, the achievement of which cannot be assured.

Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share data)

	For the three months ended December 31,		For the years ended December 31,
	2021	2020	2021	2020	2019
	(Unaudited)	(Unaudited)
Revenue	$31,866	$28,131	$119,231	$102,545	$92,755
Cost of revenue	14,365	10,209	60,639	39,476	38,253
Gross profit	17,501	17,922	58,592	63,069	54,502
Operating expenses
Sales and marketing expense	13,513	7,369	62,333	29,023	24,423
General and administrative expense	7,535	4,586	44,694	14,291	16,938
Research and development expense	8,083	5,500	52,562	20,160	16,607
Total operating expenses	29,131	17,455	159,589	63,474	57,968
Loss from operations	(11,630)	467	(100,997)	(405)	(3,466)
Interest expense, net	814	964	3,732	3,890	3,320
Change in the fair value of warrant liability	(567)	—	(1,242)	—	—
Other expense (income), net	(26)	78	(459)	154	(22)
Total other expense, net	221	1,042	2,031	4,044	3,298
Pre-tax loss	(11,851)	(575)	(103,028)	(4,449)	(6,764)
Provision for income taxes	(19)	(332)	166	196	149
Net loss	$(11,832)	$(243)	$(103,194)	$(4,645)	$(6,913)
Comprehensive loss
Net loss	(11,832)	(243)	(103,194)	(4,645)	(6,913)
Other comprehensive (loss) income, net of tax
Foreign currency translation adjustment	(67)	111	(94)	12	(48)
Unrealized loss on marketable securities	(177)	—	(177)	—	—
Total other comprehensive (loss) income, net of tax	(244)	111	(271)	12	(48)
Comprehensive loss	$(12,076)	$(132)	$(103,465)	$(4,633)	$(6,961)
Net loss per share
Net loss per share—basic and diluted	$(0.13)	$—	$(1.29)	$(0.07)	$(0.10)
Weighted average shares outstanding—basic and diluted	91,466	66,637	79,964	66,637	66,637

Consolidated Balance Sheets
(In thousands, except per share data)

	As of
	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$47,217	$18,098
Restricted cash, current	100	1,368
Marketable securities, current	7,226	—
Accounts receivable, net	20,128	13,817
Deferred sales commissions, current	2,691	1,521
Prepaid expenses and other current assets	6,151	2,880
Total Current Assets	83,513	37,684
Property and equipment, net	3,010	3,505
Goodwill	47,481	47,481
Intangible assets, net	20,195	18,688
Operating lease right-of-use assets	5,483	3,858
Deposits and other	664	2,334
Marketable securities, net of current	42,148	—
Deferred sales commissions, net of current	6,747	3,208
Restricted cash, net of current	—	100
Total Assets	$209,241	$116,858

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,490	$3,521
Accrued expenses	13,855	11,667
Deferred revenue, current	1,307	1,140
Term loan, current	561	1,440
Operating lease liabilities, current	1,946	1,353
Finance lease liabilities, current	26	392
Total current liabilities	24,185	19,513
Long term liabilities:
Line of credit	—	4,672
Deferred revenue, net of current	456	237
Term loan, net of current	54,459	54,604
Operating lease liabilities, net of current	4,046	3,088
Finance lease liabilities, net of current	11	38
Deferred tax liability, net	2	193
Warrant liability	767	—
Other long-term liabilities	337	372
Total liabilities	84,263	82,717

Commitments and contingencies
Stockholders’ equity:

Preferred stock, $0.0001 par value per share; 25,000 shares authorized, none issued and outstanding as of December 31, 2021; none authorized, issued and outstanding as of December 31, 2020	—	—
Common stock, $0.0001 par value per share; 500,000 shares authorized as of December 31, 2021 and 2020; 90,697 and 66,637 shares issued and outstanding as of December 31, 2021 and 2020	9	7
Additional paid-in capital	253,468	59,168
Accumulated other comprehensive loss	(477)	(206)
Accumulated deficit	(128,022)	(24,828)
Total stockholders’ equity	124,978	34,141
Total liabilities & stockholders’ equity	$209,241	$116,858

Consolidated Statements of Cash Flows
(Dollars in thousands)

	For the years ended December 31,
	2021	2020	2019
Operating activities:
Net loss	$(103,194)	$(4,645)	$(6,913)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,106	1,876	1,559
Amortization of identified intangible assets	4,473	4,189	3,335
Amortization of deferred loan origination costs	129	143	154
Amortization of deferred sales commissions	2,052	1,259	889
Non-cash lease expense	1,622	1,241	—
Stock-based compensation expense	3,905	556	—
Equity incentive bonus	32,626	—	—
Bad debt expense	195	636	340
Loss on disposition of asset	—	54	—
Deferred income tax benefit	(191)	(127)	(288)
Change in the fair value of the warrant liability	(1,242)	—	—
Changes in assets and liabilities
Accounts receivable	(5,810)	1,934	(4,439)
Other assets	(3,297)	(2,296)	(379)
Deferred sales commissions	(6,761)	(2,465)	(1,599)
Accounts payable	3,403	1,015	966
Accrued expenses	2,199	(1,666)	5,510
Deferred revenue	385	579	655
Operating lease liabilities	(1,664)	(1,281)	—
Other long-term liabilities	7	68	1,778
Net cash (used in) provided by operating activities	(69,057)	1,070	1,568
Investing activities:
Purchases of property and equipment	(1,582)	(753)	(1,140)
Purchases of marketable securities	(50,797)	—	—
Proceeds from sale of marketable securities	1,250	—	—
Acquisition of businesses, net of cash acquired	—	(20)	(11,018)
Proceeds from asset acquisition, net of cash paid	1,326	—	—
Net cash used in investing activities	(49,803)	(773)	(12,158)
Financing activities:
Proceeds from Merger and PIPE financing, net of cash paid	159,691	—	—
Proceeds from borrowing on term loans	—	—	13,900
Repayment on loan payable	(1,816)	(1,152)	(844)
Proceeds from drawdown on line of credit	—	4,672	—
Repayment of drawdown on line of credit	(4,672)	—	—
Debt issuance costs	(153)	—	(265)
Payment of contingent consideration liability	(5,969)	—	—
Repayments on finance lease obligations	(392)	(752)	(1,038)
Net cash provided by financing activities	146,689	2,768	11,753

Effect of foreign currency translation	(78)	(12)	(62)
Net increase in cash, cash equivalents and restricted cash	27,751	3,053	1,101
Cash, cash equivalents, and restricted cash beginning of period	19,566	16,513	15,412
Cash, cash equivalents, and restricted cash end of period	$47,317	$19,566	$16,513

	For the years ended December 31,
	2021	2020	2019
Supplemental disclosure of cash flow information:
Interest paid	$3,484	$3,768	$3,329
Income taxes paid	292	241	228
Supplemental schedule of noncash investing activities:
Equipment and software acquired under finance lease obligations	$—	$74	$403
Additional right-of-use assets	3,246	997	—

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets (dollars in thousands):

	As of December 31,
	2021	2020	2019
Cash and cash equivalents	$47,217	$18,098	$14,910
Restricted cash, current	100	1,368	171
Restricted cash, net of current	—	100	1,432
Total cash, cash equivalents and restricted cash	$47,317	$19,566	$16,513

Non-GAAP Financial Measures
Management uses non-GAAP financial measures to evaluate operating performance. We believe non-GAAP financial measures provide useful information to investors and others to understand and evaluate our operating results in the same manner as our management and board of directors and allows for better comparison of financial results among our competitors.

Adjusted EBITDA
We monitor Adjusted EBITDA, a non-generally accepted accounting principle (“Non-GAAP”) financial measure, to analyze our financial results and believe that it is useful to investors, as a supplement to U.S. GAAP measures, in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. We believe that Adjusted EBITDA helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that we exclude from Adjusted EBITDA. Furthermore, we use this measure to establish budgets and operational goals for managing our business and evaluating our performance. We also believe that Adjusted EBITDA provides an additional tool for investors to use in comparing our recurring core business operating results over multiple periods with other companies in our industry. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP, and our calculation of Adjusted EBITDA may differ from that of other companies in our industry. We compensate for the inherent limitations associated with using Adjusted EBITDA through disclosure of these limitations, presentation of our consolidated financial statements in accordance with U.S. GAAP and reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP measure, net loss. We calculate Adjusted EBITDA as net loss before (i) depreciation and amortization, (ii) long-term equity incentive bonus, (iii) stock-based compensation expense, (iv) interest expense, net, (v) change in the fair value of warrant liability, (vi) other expense (income), net, (vii) provision for income taxes, and (viii) other items that do not directly affect what we consider to be our core operating performance.

Non-GAAP Gross Profit and Non-GAAP Gross Margin Percentage
U.S. GAAP defines gross profit as revenue less cost of revenue. Cost of revenue includes all expenses associated with our various product offerings. We define Non-GAAP gross profit as gross profit after adding back the following items: (i) depreciation and amortization; (ii) long-term equity incentive bonus and stock-based compensation expenses; and (iii) other non-recurring expenses. We add back depreciation and amortization, long-term equity incentive bonus and stock-based compensation expenses and other non-recurring expenses because they are one-time or non-cash items. We eliminate the impact of these one-time or non-cash items because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe showing Non-GAAP gross margin to remove the impact of these one-time or non-cash expenses is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin percentage by dividing Non-GAAP gross profit by revenue, expressed as a percentage of revenue.

Management uses Non-GAAP gross profit and Non-GAAP gross margin percentage to evaluate operating performance and to determine resource allocation among our various product offerings. We believe Non-GAAP gross profit and Non-GAAP gross margin percentage provide useful information to investors and others to understand and evaluate our operating results in the same manner as our management and board of directors and allows for better comparison of financial results among our competitors. Non-GAAP gross profit and Non-GAAP gross margin percentage may not be comparable to similarly titled measures of other companies because other companies may not calculate Non-GAAP gross profit and Non-GAAP gross margin percentage or similarly titled measures in the same manner as we do.

Please see tables below for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures for the periods presented.

GAAP Net Loss to Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020	2019
	(Unaudited)	(Unaudited)
Net loss	$(11,832)	$(243)	$(103,194)	$(4,645)	$(6,913)
Non-GAAP adjustments:
Depreciation and amortization	1,745	1,546	6,579	6,065	4,894
Long-term equity incentive bonus and stock-based compensation expenses	2,455	574	74,489	1,323	9,182
Interest expense, net	814	964	3,732	3,890	3,320
Change in the fair value of warrant liability	(567)	—	(1,242)	—	—
Other expense (income), net	(26)	78	(460)	154	(22)
Acquisition and financing related fees and expenses	16	—	1,537	25	1,664
Transaction-related costs	429	707	2,263	707	—
Golden Gate Capital management fee expenses	—	179	135	781	732
Other non-recurring expenses	—	—	—	—	249
Provision for income taxes	(19)	(332)	166	196	149
Adjusted EBITDA	$(6,985)	$3,473	$(15,995)	$8,496	$13,255

GAAP Gross Profit to Adjusted Gross Profit
(Dollars in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020	2019
	(Unaudited)	(Unaudited)
Gross profit	$17,501	$17,922	$58,592	$63,069	$54,502
Depreciation and amortization	991	962	3,776	3,826	3,130
Long-term equity incentive bonus and stock-based compensation expenses	320	81	10,197	180	1,007
Other non-recurring expenses	—	—	—	—	211
Non-GAAP gross profit	$18,812	$18,965	$72,565	$67,075	$58,850
Non-GAAP gross margin %	59.0%	67.4%	60.9%	65.4%	63.4%

The following table presents the long-term equity incentive bonus included in Company’s results of operations for the three months ended December 31, 2021 and 2020 and the years ended December 31, 2021, 2020 and 2019 (dollars in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020	2019
	(Unaudited)	(Unaudited)
Cost of revenue	$2	$73	$9,697	$123	$1,007
Sales and marketing expense	4	85	18,405	277	1,874
General and administrative expense	—	302	18,594	336	4,420
Research and development expense	2	28	23,888	31	1,881
Total long-term equity incentive bonus	$8	$488	$70,584	$767	$9,182

The following table presents the stock-based compensation expenses included in Company’s results of operations for the three months ended December 31, 2021 and 2020 and the years ended December 31, 2021, 2020 and 2019 (dollars in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020	2019
	(Unaudited)	(Unaudited)
Cost of revenue	$318	$8	$500	$57	$—
Sales and marketing expense	553	18	865	113	—
General and administrative expense	679	42	1,169	273	—
Research and development expense	897	18	1,371	113	—
Total stock-based compensation	$2,447	$86	$3,905	$556	$—

Contacts
Investor Contacts:
Alexis Waadt
awaadt@livevox.com

Ryan Gardella
livevoxIR@icrinc.com

Press contacts:
Nick Bandy
nbandy@livevox.com

Katie Creaser
livevoxPR@icrinc.com

Source: LiveVox Holdings, Inc.